Exhibit 99.7

[Name 1]
[Name 2]
[Address]
[City], [State] [Zip]

Stock Information Center 42 East Lancaster Avenue, Suite B, Paoli, PA 19301 QUESTIONS? Call us, toll-free, at (866) 790-MFSB (6372) 10:00 a.m. to 4:00 p.m., Monday through Friday, except bank holidays

For Internal Use Only

BATCH # _____________

ORDER # _______________

REC’D _______________

SUPPLEMENTAL ORDER FORM

IMPORTANT — IMMEDIATE ACTION RECOMMENDED
YOUR ORIGINAL STOCK ORDER FORM IS NO LONGER EFFECTIVE. IF YOU WISH TO PURCHASE STOCK DURING THIS OFFERING YOU WILL NEED TO SUBMIT A NEW ORDER FORM, PROPERLY COMPLETED AND WITH FULL PAYMENT, SO THAT IT IS RECEIVED (NOT POSTMARKED) BY MALVERN FEDERAL BANCORP, INC. BY 12:00 NOON, EASTERN TIME ON MAY __, 2008.

As described in the enclosed Prospectus Supplement dated April __, 2008, the number of shares offered for sale in the stock offering has changed. The price per share remains $10.00. As a result of the change, we have returned all funds that you remitted with your original stock order form as described in Section 2 below. Your original stock order is no longer effective. If you would like to submit a new order to purchase shares of Malvern Federal Bancorp, Inc. common stock, you may complete, sign and return this Supplemental Order Form, with full payment, by the deadline noted below.

ORDER DEADLINE AND DELIVERY: This Supplemental Order Form, properly completed and with full payment, must be received (not postmarked), by 12:00 noon, Eastern time, on May __, 2008. Supplemental Order Forms may be delivered by using the enclosed Order Reply Envelope, or by hand or overnight delivery to the Stock Information Center address at the top of this form. You may not deliver this form to any Malvern Federal banking offices. Faxes or copies of this form are not required to be accepted.

1. Stock Registration

[Name 1]

[Name 2]

[Address]

[City], [State] [Zip]

The stock will be registered as shown above, which is the registration you requested on your original stock order form. You may not change the form of registration. If separate original stock order forms were submitted for stock to be registered in separate titles, then a separate Supplemental Order Form must be submitted for each order. If you wish to order shares in any other registration(s), please promptly contact the Stock Information Center at the number shown above.

2. Original Order & Refund Information

Batch Number:
Order Number:
Offering Category:
Original Shares Requested:
Total Original Purchase:
Amount Paid by Account(s) Withdrawal:
Account Hold(s) Amount Released:
Amount Paid by Check:
Refund/Interest Amount:

* If you paid for all or part of your original order by check, your refund, with interest, has been mailed under separate cover. If you authorized withdrawal from your Malvern Federal deposit account(s), your withdrawal authorization has been canceled and the funds remain in your account(s) with accrued interest.

3. Number of Shares	Price per Share	4. Total Payment Due

Minimum Number of Shares: 25 shares ($250); Maximum Number of Shares: 20,000 shares ($200,000). Please refer to the Prospectus Supplement dated April __, 2008 for details concerning maximum purchase provisions.

	× $10.00 =	$.00

5.	Method of Payment (please indicate all that apply)

	Enclosed is a personal check, bank check or money order made payable to: Malvern Federal Bancorp, Inc. in the amount of	$.00

I authorize withdrawal from the Malvern Federal Savings Bank passbook or certificate of deposit account(s) listed below. (IRAs, Keoghs and accounts with check-writing privileges cannot be listed for direct withdraw below.)

For Internal Use Only		Malvern Federal Savings Bank Deposit Account Number(s)	Withdrawal Amount(s)

	MARK
	THE	☐ Passbook
	ACCOUNT		$.00
	TYPE	☐ CD
	MARK
	THE	☐ Passbook
	ACCOUNT		$.00
	TYPE	☐ CD
	MARK
	THE	☐ Passbook
	ACCOUNT		$.00
	TYPE	☐ CD
		Total Withdrawal Amount	$.00

Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Malvern Federal Savings Bank line of credit checks may not be remitted as payment. Funds authorized for direct withdrawal must be available within the accounts listed at the time this form is received. There will be no early withdrawal penalty applicable for funds authorized on this form. Malvern Federal Savings Bank’s IRA, Keogh and deposit accounts with check-writing privileges (checking and money market) may NOT be listed for direct withdrawal above. For guidance on using retirement funds for this purchase, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the May __, 2008 offering deadline.

6.	Management and Employees

	Check if you are a	Director	Officer	Employee	Immediate family member (including spouse, parents, siblings and children who live in the same house as the director, officer or employee).

7. Maximum Purchaser Identification

Check here if you, individually or together with others (see Section 8), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See the Prospectus Supplement dated April __, 2008 for purchase limitations. If you check the box but have not subscribed for the maximum amount and did not complete Section 8, you may not have an opportunity to purchase more shares.

(8) Associates/Acting in Concert

Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you.

Name(s) listed on other Order Forms	Number of shares ordered	Name(s) listed on other Order Forms	Number of shares ordered

9. Acknowledgement and Signature

I (we) understand that this Supplemental Order Form, properly executed and with full payment, must be received by Malvern Federal Bancorp, Inc. no later than 12:00 noon, Eastern time, on May __, 2008, [otherwise, this Supplemental Order Form and all subscription rights will be void.] I agree that after receipt by Malvern Federal Bancorp, Inc., this Supplemental Order Form may not be modified or canceled without Malvern Federal Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal by me. Further, I (we) certify that my (our) order does not conflict with the purchase limitations outlined in the Plan of Reorganization (as described in the Prospectus dated February 11, 2008) [and that any shares subscribed for are for my (our) account only and that there is no present agreement or understanding regarding subsequent sale or transfer of such shares.] I (we) will take ownership of the shares in the form of registration designated by me (us) at the time of my (our) original order, as indicated in Section 1 above.

[All signatures should appear exactly as on the original Stock Order Form. This Order Form should be signed by all persons who signed the original Stock Order Form. If less than all signatures appear on this form, Malvern Federal Bancorp, Inc. reserves the right to treat the election as valid, but is not obligated to do so. The undersigned hereby affirms the representations made and the information provided on the Stock Order Form previously submitted], and the undersigned hereby acknowledges previous receipt of the Prospectus dated February 11, 2008 and receipt of the enclosed Prospectus Supplement dated April __, 2008. Additional copies of the Prospectus dated February 11, 2008 are available by calling the Stock Information Center at the number shown below.

ORDER IS NOT VALID UNLESS SIGNED

Signature (title, if appropriate))	(Date)	Signature (title, if appropriate)	(Date)

QUESTIONS? Call our Stock Information Center toll-free at (866) 790-MFSB (6372), Monday through Friday from 10:00 a.m. to 4:00 p.m. Eastern time, except bank holidays.